QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2011. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from Bonanza Creek Energy, Inc.'s oil and gas reserves as of December 31, 2011, 2010 and 2009 and to the inclusion of our reports dated February 8, 2012, February 10, 2011 and June 29, 2010 as exhibits to the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2011. We further consent to the incorporation by reference thereof into Bonanza Creek Energy, Inc.'s Registration Statement on Form S-8 (Registration No. 333-179207).

Yours truly,
CAWLEY, GILLESPIE & ASSOCIATES

J. Zane Meekins, P.E. Executive Vice President
Fort Worth, Texas March 20, 2012

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS